Exhibit 10.2

DIRECTOR NAME:	EXERCISE PRICE:

NUMBER OF SHARES:

YARDVILLE NATIONAL BANCORP
STOCK OPTION AGREEMENT

     Yardville National Bancorp, a New Jersey corporation (the “Company”), this           day of          ,          , (the “Option Date”), pursuant to its 2003 Stock Option Plan for Non-Employee Directors (the “Plan”) hereby grants to (the “Director”), an option to purchase shares of the Common Stock (“Common Stock”), no par value, of the Company in the amount and on the terms and conditions hereinafter set forth.

1.	Incorporation of Plan by Reference. The provisions of the Plan, a copy of which is being furnished herewith to the Director, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2.	Grant of Option. The Company hereby grants to the Director an option (the “Option”) to purchase all or part of an aggregate of shares of Common Stock on the terms and conditions herein set forth.

3.	Purchase Price. per share subject to adjustment as provided The purchase price in Section 6 below and subject to the terms of the Common Stock and conditions of the Plan. subject to the Option shall be $

4.	Terms of Option.

(a) Vesting. This Option shall not be exercisable until the dates shown below except that all options shall vest in the event of any proposed sale or conveyance or any proposed or effected change in control of the Company (as set forth in Section 8(b)(iii) of the Plan):

Number of Shares As To Which Option May Be Exercised	First Date On Which Option May Be Exercised	Last Date On Which Such Portion May Be Exercised

Any portion of the Option not exercised by its Last Date shall lapse at the close of business on that date and be null and void thereafter.

(b)	Final Termination. Notwithstanding anything to the contrary set forth in Section 4 (a). The Option shall no longer be exercisable five years from the date hereof or such shorter time as is prescribed in the Plan or in this Agreement.

(c)	Restrictions. This Option is subject to all the terms and conditions set forth in the Plan including, but not limited to, the following:

(i)	This Option is not transferable, as provided in Section 8 (d) of the Plan;

(ii)	This Option lapses one year after the termination, for any reason, whatsoever (other than disability or death), of Director’s employment with the Company, as provided in Section 8 (e) of the Plan; and

(iii)	This Option may be exercised by the Director, or his legal representative for a period of twelve months after the Director becomes disabled or after the death of the Director, as provided in Section 8 (f) and (j) of the Plan.

(d)	Exercise. This Option shall be exercised by notice to the Company accompanied by full payment in cash (or shares of Common Stock of the Company), as set forth in Section 8 (c) of the Plan.

(e)	Securities Law Restrictions. The Company is under no obligation to file a registration statement under the Securities Act of 1933 with respect to the

Common Stock issued upon exercise of the Option. As provided by Section 14 (b) of the Plan, unless a registration statement under the Act has been filed and remains effective with respect to the Common Stock, the Company shall require that the offer and sale of such shares be exempt from the registration provisions of the Act. As a condition of such exemptions, the Company shall require a representation and undertaking, in form and substance satisfactory to the Company Stock, for his own account for investment and not with a view to the distribution or resale thereof and should otherwise require such representations and impose such conditions as shall establish to the Company’s satisfaction that the offer and sale of the Common Stock issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale of the Common Stock. If the Common stock is issued in an exempt transaction, the shares shall bear the following restrictive legend:

“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

5.	Restrictions on Transfer. This Option may not be transferred, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this paragraph are not complied with by the Director, or if the Option is subject to execution, attachment or similar process, this Option shall immediately lapse and become null and void.

6.	Anti-Dilution Provisions. If prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation, or the like, and as often as the same shall occur, than the kind and number of shares subject to the Option or purchase price per share of Common Stock, or both, shall be adjusted by the Stock Option Committee in such a manner as it may deem equitable, the determination of which shall be binding and conclusive.

7.	Acceptance of Provisions. The execution of this Agreement by the Director shall constitute the Director’s acceptance of and agreement to all terms and conditions of the Plan and this Agreement.

8.	Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested or (iii) FAX transmission. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clauses (i) or (iii) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communication to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Director at his last address appearing on the records of the Company, or in each case, to such other person or address as may be designated by like notice hereunder.

9.	Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement may not be changed except by writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

By:
Patrick My Ryan, President & CEO

Director

Acceptance Date